UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Grail Advisors ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See List Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Ferry Building, Suite 255, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐ Securities Act registration statement file number to which this form relates: 333-148082

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Grail Advisors ETF Trust (the "Trust") to be registered hereunder is set forth in the Trust's Pre-Effective Amendment No. 3 to its Registration Statement on Form N-1A (File Nos. 333-148082; 811-22154), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust currently consists of two separate series; this registration statement pertains solely to one series of the Trust: Grail American Beacon Large Cap Value ETF, which has an I.R.S. Employer Identification Number of 26-3994533.

Item 2.     Exhibits.

1.     The Trust's Certificate of Trust is included as Exhibit (a)(1) to the Trust's initial Registration Statement on Form N-1A (File Nos. 333-148082; 811-22154), as filed with the Securities and Exchange Commission on December 14, 2007.

2.     The Trust's Certificate of Amendment to Certificate of Trust dated March 25, 2008 is included as Exhibit (a)(2) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-148082; 811-22154), as filed with the Securities and Exchange Commission on April 8, 2009.

3.     The Trust's Certificate of Amendment to Certificate of Trust dated January 12, 2009 is included as Exhibit (a)(3) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-148082; 811-22154), as filed with the Securities and Exchange Commission on April 8, 2009.

4.     The Trust's Trust Instrument is included as Exhibit (a)(4) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-148082; 811-22154), as filed with the Securities and Exchange Commission on April 8, 2009.

5.     The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-148082; 811-22154), as filed with the Securities and Exchange Commission on April 8, 2009.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 28, 2009

GRAIL ADVISORS ETF TRUST

By:	/s/ William M. Thomas
Name:	William M. Thomas
Title:	Principal Executive Officer